EXHIBIT 4.9

Expatriate assignment agreement – Ms Lynne M Peacock

The expatriate assignment agreement of Ms Lynne M Peacock is incorporated by reference to National Australia Bank Limited’s Annual Report on Form 20-F for the fiscal year ended September 30, 2004 as filed with the Commission on January 20, 2005.